UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2010

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2010, Mr. Peter F. Volanakis retired as President and Chief Operating Officer of Corning Incorporated (the "Company"), following 28 years of distinguished service. As previously announced, Mr. Volanakis had retired from the Board of Directors and Finance and Executive Committees on December 1, 2010. Please refer to the Company’s Forms 8-K filed on July 30, 2010 and December 1, 2010.

As a result of Mr. Volanakis’ retirement as President, the Company’s Board of Directors elected Wendell P. Weeks as President effective December 31, 2010. Mr. Weeks will retain his role as Chief Executive Officer and Chairman of the Board.

Mr. Weeks, 51, joined Corning in 1983 and was named a vice president and deputy general manager of the Telecommunications Products division in 1995; vice president and general manager in 1996; senior vice president in 1997; senior vice president of Opto-Electronics in 1998; executive vice president in 1999; president, Corning Optical Communications in 2001; president and chief operating officer of Corning in 2002; and president and chief executive officer in 2005. Mr. Weeks became chairman and chief executive officer on April 26, 2007. He is a director of Merck & Co. Inc. and has been a Company Director since 2000.

There was no amendment to any material plan, contract, or arrangement in connection with Mr. Weeks assuming his additional role as President. Mr. Weeks has had no direct or indirect material interest in any reportable related party transaction with the Company.

On December 31, 2010, Mr. Carlos M. Gutierrez resigned from the Corning Board of Directors, its Finance Committee, and its Nominating and Corporate Governance Committee due to taking a new position with Citigroup. He had been a Company Director since 2009.

On January 3, 2011, the Compensation Committee of the Board of Directors met and approved a two-year retention compensation arrangement for Mr. James B. Flaws, Vice Chairman and Chief Financial Officer of the Company. That arrangement is designed to encourage Mr. Flaws’ continued employment at the Company beyond his expected retirement date, and to allow for staggered executive successions. As a retention incentive, Mr. Flaws will be eligible to receive a cash payment of $1,500,000 on April 1 in each of 2012 and 2013, so long as he remains an officer of the Company as of each such date. Additionally, the Compensation Committee approved Mr. Flaws continuing to receive certain services and benefits upon his retirement, including home security, and computer/information technology support.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

January 3, 2011	By:	/s/ Vincent P. Hatton

Name: Vincent P. Hatton
Title: Senior Vice President and General Counsel